Stein Mart, Inc.
                                ----------------

                           NOTICE AND PROXY STATEMENT
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2004

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Tuesday, June 8, 2004, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The meeting will be held for the following purposes:


     1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on April 9, 2004, will be entitled to vote at the annual meeting.

     It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                             By Order of the Board of Directors,



                                             James G. Delfs
                                             Secretary

Dated:  April 22, 2004

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard
                           Jacksonville, Florida 32207

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD JUNE 8, 2004


     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about April 22, 2004 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Tuesday, June 8, 2004 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as Proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

     The record stockholders entitled to vote was determined at the close of business on April 9, 2004. At such date, the Company had outstanding and entitled to vote 42,107,919 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table shows the name, address and beneficial ownership as of April 1, 2004 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

                                          Amount and Nature of        Percent
Beneficial Owner                          Beneficial Ownership        of Class
------------------------------------    ------------------------    ------------

Jay Stein                                     16,364,222(1)             38.9%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

T. Rowe Price Associates, Inc.                 3,148,020(2)              7.5%
100 E. Pratt Street
Baltimore, Maryland  21202
-----------------------------------

(1) Shares consist of 15,663,550 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 429,450 shares held by the Jay Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 220,000 shares over which Mr. Stein serves as Custodian under the Florida Uniform Transfers to Minors Act and has sole voting and dispositive power, 2,422 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 17,200 shares held by Jay Stein and 31,600 shares held in a brokerage account by Deanie Stein.

(2) According to Schedule 13G filed February 13, 2004, T. Rowe Price Associates, Inc. is the beneficial owner of 3,148,020 shares, or 7.5% of shares outstanding of the Company's common stock. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

          The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 1, 2004 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table, except for Jay Stein who is listed above and (iii) all directors and executive officers as a group.
                                            Amount and Nature          Percent
Name                                    of Beneficial Ownership(1)   of Class(2)
-------------------------------------   --------------------------   -----------

Alvin R. Carpenter(3)(4)                           12,000                  -
James G. Delfs(3)(5)                              155,334                0.4%
Linda McFarland Farthing(3)(4)                      7,500                  -
Michael D. Fisher(3)(5)                           263,158                0.6%
D. Hunt Hawkins(3)(5)                             134,416                0.3%
Mitchell W. Legler(4)(6)                           29,000                0.1%
Gwen K. Manto                                           0                  -
Michael D. Ray(3)(5)                               56,918                0.1%
Michael D. Rose(3)(4)                              48,000                0.1%
Richard L. Sisisky(4)(7)                            6,300                  -
Martin E. Stein, Jr. (3)(4)                        21,120                  -
J. Wayne Weaver(3)(4)                               1,320                  -
John H. Williams, Jr.(3)                          700,000                1.6%
James H. Winston(4)(8)                             57,500                0.1%
All directors and executive officers
   as a group (15 persons)(3)                  17,856,788               41.2%
-------------------------------------

(1) All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.

(3) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

            Alvin R. Carpenter                                     8,000
            James G. Delfs                                       150,000
            Linda McFarland Farthing                               4,000
            Michael D. Fisher                                    250,000
            D. Hunt Hawkins                                      130,000
            Michael D. Ray                                        53,000
            Michael D. Rose                                        8,000
            Martin E. Stein, Jr.                                   1,320
            J. Wayne Weaver                                        1,320
            John H. Williams, Jr.                                600,000
            All directors and executive officers as a group    1,205,640

     Options that are exercisable within 60 days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.

(5) Includes the following shares of restricted stock which are currently outstanding, are held by the Company in safekeeping and delivered to each Key Employee upon vesting:

            James G. Delfs                                         4,521
            Michael D. Fisher                                     10,127
            D. Hunt Hawkins                                        4,159
            Michael D. Ray                                         3,888

(6) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

(7) Includes 300 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.

(8) Includes 12,900 shares owned through corporations of which Mr. Winston is the sole stockholder.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during FY 2003, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with, except as follows: A Form 4 reporting a purchase of stock by Mr. Martin E. Stein, Jr., due May 10, 2002, was filed on April 8, 2003.

                              ELECTION OF DIRECTORS

     At the meeting, a Board of eleven (11) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.



                                                                                                        Year
                                                  Positions with the Company;                           First
                                                 Principal Occupations During                          Became
    Name                                             Past Five Years; Other                           Director
     Age                                                 Directorships                            of the Company(1)
 ------------------------------     -------------------------------------------------------     ---------------------
   Jay Stein                          Chairman  of the Board of the  Company  since  1989                1968
   (58)                               and Chief  Executive  Officer of the  Company  from
                                      1998  to  September   2001;   former   director  of
                                      American  Heritage Life Insurance  Company based in
                                      Jacksonville,  Florida and Promus Hotel Corporation
                                      based in Memphis, Tennessee

   John H. Williams, Jr.              Vice Chairman of the Board since  February 2003 and                1984
   (66)                               director of the  Company;  Vice  Chairman and Chief
                                      Executive  Officer of the  Company  from  September
                                      2001 to  February  2003;  President  of the Company
                                      from 1990 to September  2001;  director of SunTrust
                                      Bank, North Florida, N.A. in Jacksonville, Florida

   Alvin R. Carpenter vB              Director  of  the  Company;  Vice  Chairman  of CSX                1996
   (62)                               Corporation   from  July  1999  to  February  2001;
                                      President  and  Chief  Executive   Officer  of  CSX
                                      Transportation,  Inc.  from 1992 to 1999;  director
                                      of Regency  Centers  Corporation  and Florida  Rock
                                      Industries, Inc.

   Linda McFarland Farthing +B        Director of the Company;  President  and  director,                1999
   (56)                               Friedman's,  Inc.  1998;  President  and  director,
                                      Cato Corporation 1990-1997

   Michael D. Fisher                  Director  of  the  Company;   President  and  Chief                2003
   (56)                               Executive  Officer of the  Company  since  February
                                      2003;   President   and  Chief   Operating  Officer
                                      of  the  Company  from  September 2001  to February
                                      2003;  Executive  Vice  President,  Stores  of  the
                                      Company from August 1993 to September 2001

   Mitchell W. Legler                 Director of the Company;  majority  shareholder  of                1991
   (61)                               Kirschner & Legler,  P.A.  since  April 2001;  sole
                                      shareholder  of  Mitchell  W.  Legler,   P.A.  from
                                      August 1995 to April 2001;  general  counsel to the
                                      Company since 1991

   Michael D. Rose vB                 Director   of  the   Company;   Private   Investor;                1997
   (62)                               Chairman  of  Gaylord   Entertainment  since  2001;
                                      Chairman of Promus Hotel  Corporation  from 1995 to
                                      December 1997; Chairman of Harrah's  Entertainment,
                                      Inc. from 1995 to January 1997;  director of Darden
                                      Restaurants,   Inc.,   First   Tennessee   National
                                      Corporation,   Felcor  Lodging   Trust,   Inc.  and
                                      General Mills, Inc.

   Richard L. Sisisky +B              Director   of  the   Company;   President   of  The                2003
   (49)                               Shircliff   &   Sisisky   Company,   a   management
                                      consulting  company,   since  2003;  President  and
                                      Chief    Operating    Officer   and   director   of
                                      ParkerVision,  Inc.  from  1998 to  2003;  Managing
                                      Director   of  The   Shircliff   Group,   Inc.,   a
                                      management consulting company, from 1988 to 1998


                                                                                                        Year
                                                  Positions with the Company;                           First
                                                 Principal Occupations During                          Became
    Name                                             Past Five Years; Other                           Director
     Age                                                 Directorships                            of the Company(1)
------------------------------     -------------------------------------------------------     ---------------------
   Martin E. Stein, Jr. vB            Director  of  the   Company;   Chairman  and  Chief                2001
   (51)                               Executive  Officer of Regency Centers  Corporation,
                                      a   real   estate  investment   trust,  since 1997;
                                      President and Chief   Executive Officer of  Regency
                                      Centers  Corporation  from  1988 to 1997;  director
                                      of Patriot Transportation Holding, Inc.

   J. Wayne Weaver B                  Director  of  the   Company;   Chairman  and  Chief                2001
   (69)                               Executive  Officer  of LC  Footwear,  L.L.C.  since
                                      1995;   Chairman,   Chief  Executive   Officer  and
                                      majority owner of Jacksonville  Jaguars since 1993;
                                      Chairman of Shoe Carnival, Inc. since 1988

   James H. Winston +B                Director of the  Company;  Chairman of LPMC, a real                1991
   (70)                               estate   investment  firm  based  in  Jacksonville,
                                      Florida,  since  1979;  President  and  Director of
                                      Omega  Insurance  Company and Citadel Life & Health
                                      Insurance  Company since 1983;  director of Patriot
                                      Transportation  Holding,  Inc.,  Winston Hotels and
                                      Scott-McRae Group, Inc.

--------------------------------
+   Member of the Audit Committee
v   Member of the  Compensation  Committee
B   Member of the  Corporate  Governance  Committee
(1) Directors  are elected for one-year terms

Executive Officers



The executive officers of the Company are:
     Name (Age)                         Position
     ----------                         --------
     Jay Stein (58)                     Chairman of the Board
     Michael D. Fisher (56)             President and Chief Executive Officer
     James G. Delfs (57)                Senior Vice President, Finance and Chief Financial Officer
     D. Hunt Hawkins (45)               Senior Vice President, Human Resources
     Michael D. Ray (47)                Senior Vice President, Director of Stores

     For additional information regarding Messrs. Stein and Fisher, see the Directors' table on the preceding pages.

     Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer.

     Mr. Hawkins joined the Company in February 1994 as Senior Vice President, Human Resources.

     Mr. Ray joined the Company in February 1990 as a General Manager. He was promoted to District Director of Stores in July 1994, Regional Director of Stores in January 1997 and to Senior Vice President, Director of Stores in September 2001.

Board of Directors and Standing Committees

     Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 2003, the Board held a total of four regular meetings and one special meeting. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2003.

     The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a
Corporate Governance Committee which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting.

     Executive Committee. The Executive Committee is comprised of any two directors who are independent directors under Nasdaq rules and any one additional director who is a member of management. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 2003.

     Audit Committee. During 2003, the Audit Committee was comprised of Ms. Farthing (Chairperson), and Messrs. Rose and Winston, each of whom is an independent director under Nasdaq rules. During 2003, the Audit Committee held nine meetings. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, operates under a written charter adopted by the Board of Directors, is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. During 2004, the Audit Committee will be comprised of Ms. Farthing (Chairperson) and Messrs. Sisisky and Winston. The Company's Board of Directors has determined that each of the Audit Committee members qualifies as an Audit Committee Financial Expert pursuant to the final rule adopted by the Securities and Exchange Commission in implementing Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

     Compensation Committee. During 2003, the Compensation Committee was comprised of Messrs. Carpenter (Chairman), Sisisky, Martin E. Stein, Jr. and Winston, each of whom is an independent director under Nasdaq rules. During 2003, the Compensation Committee held eight meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's 2001 Omnibus Plan. During 2004, the Compensation Committee will be comprised of Messrs. Carpenter (Chairman), Rose and Martin E. Stein, Jr.

     Corporate Governance Committee. The Corporate Governance Committee was created by a resolution of the Company's board on March 24, 2003. The Committee is comprised of Messrs. Rose (Lead Director and Chairman), Carpenter, Sisisky, Martin E. Stein, Jr., Weaver, Winston and Ms. Farthing, each of whom is an independent director under Nasdaq rules. The Committee is responsible for the search and selection of future directors of the Company. It also reviews, from time to time, the roles of the other standing committees, determines committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company's management. It is scheduled to meet at least two times per year. The Committee is chaired by Mr. Rose who has been elected Lead Director. The Lead Director, among other things, assists in setting agendas for meetings of the board, acts as a moderator of executive sessions made up solely of independent directors of the Company and serves as a liaison to increase the flow of information between board members and management of the Company.

     The Corporate Governance Committee will consider nominees for directors recommended by security holders. Any security holder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the security holder believes appropriate to the committee in care of the Company's Lead Director at the Company's headquarters in Jacksonville, Florida.

     The Committee reviews a broad range of criteria when considering all possible candidates for the Board, including experience, education, ability to read and understand financial statements, ethics, business reputation and other factors that the Committee believes relevant in determining whether a candidate would add to the Boards ability to guide the Company. The Committee informally evaluates incumbent directors to determine whether they should be nominated to stand for re-election based on such factors as well as their contribution to the board during their current terms. When a vacancy develops, the Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Committee deems it appropriate, the Committee may engage a third-party search firm. The Committee will evaluate potential candidates based on their biographical information and qualifications, and their "independence," and, if a potential candidate appears to be a good choice, will arrange personal interviews of qualified candidates by one or more committee members, other board members and senior management, as the Committee believes appropriate.

     Shareholders who wish to communicate with the Board of Directors, or any particular Director, may send a letter to the Company's Secretary at the address set forth on the first page of this proxy statement. The mailing envelope should contain a clear notation on the outside that the enclosed letter is a "Shareholder-Board Communication" or a "Shareholder-Director Communication." All such letters should identify the author as a shareholder, stating the name in which the shares of such author are held, and clearly stating whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of such letter and circulate them to the appropriate director or directors.

     The Company does not have a formal policy requiring Directors to attend annual meetings of shareholders. However, the annual meeting is generally held on the same day as a regularly scheduled Board meeting and the Company expects that the majority of the Company's Directors will attend the annual meeting of shareholders.

     The Corporate Governance Committee operates pursuant to a charter adopted by the full Board which is available on the Company's website.

                             AUDIT COMMITTEE REPORT


                                   April 2004

     The charter of the audit committee of the board of directors specifies that the committee is responsible for providing oversight of the integrity of the Company's financial statements, the adequacy of the Company's system of internal controls, and the qualification, independence and performance of the Company's independent auditors. The audit committee is composed of three directors, each of whom is independent as defined by the NASDAQ's listing standards.

     Management is responsible for the company's internal controls and financial reporting process. The audit committee monitors management's preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The audit committee supervises the relationship between the Company and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence.

     In connection with these responsibilities, the audit committee met with management and the independent auditors nine times during 2003 to review and discuss the Company's annual and quarterly financial statements prior to their issuance. Four of these meetings also included executive sessions with the independent auditors without the presence of management and executive sessions without others present with the Company's Chief Financial Officer and separate meetings with the Company's Vice President of Audit, Safety and Security. During 2003, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their firm's independence.

     Based upon the audit committee's discussions with management and the independent auditors and its review of their representations, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended January 31, 2004, to be filed with the Securities and Exchange Commission.

                                       Linda McFarland Farthing, Chairperson
                                       Michael D. Rose
                                       James H. Winston

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

                                   April 2004


Overall Review

     In late 2003, the Compensation Committee (the "Committee") implemented new programs relating to: (i) annual base salaries paid by Stein Mart to its officers ("Base Compensation"); (ii) long-term incentives such as the Company's stock option plans ("Long-Term Incentive Compensation"); and (iii) the Company's annual bonus plans and formulas (the "Annual Incentive Compensation"). The Committee continued to apply the Company's philosophy that the Company's Base Compensation should be conservative compared to the Company's peer group, and that the overall Company compensation plans should reward performance within the Company and seek to align the interests of the Company's officers with those of the Company's shareholders.

     The Committee's compensation strategy calls for conservative Base Compensation coupled with market-competitive, performance-based annual and long-term incentive opportunities, which seek the use of the compensation program to encourage business success through meeting or exceeding earnings per share goals and attaining a long-term superior shareholder return, combined with the need to attract, retain and motivate key talent to support the Company's success. The Committee adopted a general target for its senior officers of establishing Base Compensation at the mid-range of a percentile slightly below the 50th percentile of the Company's peer group. In those circumstances where the Company's officers' salaries were below that targeted percentile, the Committee determined that the salaries would be adjusted, to more closely align with that percentile over an approximately three-year period.

Performance Based on Agreed Annual Plan

     The Committee decided that the best method of aligning the interest of management with those of our shareholders was to base all incentive compensation on performance as a direct function of the Company's actual earning per share ("EPS") performance compared with the EPS budget and plan adopted by the Company's Board of Directors for the year in question (the "Agreed Annual Plan"). The Compensation Committee would annually set three target levels as a function of the Agreed Annual Plan: (i) The minimum threshold (the "Threshold") as a percent of the Agreed Annual Plan which would set an EPS level which the Committee believed the Company would have an 80% probability of achieving; (ii) the EPS level which the Committee believed the Company would have a 60% probability of achieving (the "Goal"); and (iii) the EPS level which the Committee believed the Company had only a 20% probability of achieving
("Superior"). Incentive compensation would then be based on which, if any, of the three levels were actually achieved.

Annual Incentive Compensation

     The Committee also believes that Annual Incentive Compensation (bonuses) paid to the Company's officers should create a potential bonus for each officer equal to a pre-established percentage of the officer's Base Compensation. For example, at the director level, Annual Incentive Compensation would be 5% of Base Compensation if the Threshold level of performance were achieved, 10% if the Goal level were achieved, and 20% if the Superior level were achieved. At the Chief Executive Level, Annual Incentive Compensation would be 35% of Base Compensation if the Threshold level of performance were achieved, 70% if the Goal level were achieved, and 140% if the Superior level were achieved.

     The Annual Incentive Compensation mix would then be based on performance in three areas: (i) the Company's performance overall compared to the Agreed Annual Plan, (ii) the performance compared to plan of the individual business unit in which the employee in question was employed, and (iii) individual performance criteria established annually in advance for each employee subject to such analysis. The weight given to each area depends on the employee's position. For example, the CEO's Annual Incentive Compensation is based solely on the Company's overall performance. At other positions, the Company's overall performance counts for a low of 50% to a high of 83% of the total possible Annual Incentive Compensation. Except in the case of the CEO, individual performance goals count for a low of 17% to a high of 50% of the total possible Annual Incentive Compensation.

Long-Term Compensation

     The Committee determined that Long-Term Incentive Compensation should be made available to the Company's officers through a combination of stock options and restricted stock grants. Generally, 2/3 of that compensation would be paid in stock options and 1/3 in restricted stock grants. The actual award pool each year would be a direct function of the Company's performance compared with the Agreed Annual Plan. Long-term incentive grants would be made annually only if the Company achieved the minimum Threshold level of EPS compared to the Agreed Annual Plan. The incentive grants would be limited to not more than 2.2% of the Company's outstanding shares per year. The option component of the Long-Term Compensation would vest at the end of five years with 1/3 vesting in each of the third, fourth and fifth years. The restricted stock grants would also cliff vest at the end of seven years except that the vesting would accelerate to the end of the third year after each grant if the Company achieved its EPS Target level in the third year which had been established at the time of the grant. The Committee determined that that combination of annual grants and long term vesting would balance the focus of management on both short term (one year) EPS goals and longer term (three years) EPS goals and be most likely to create the maximum increase in shareholder value. Moreover, the Committee determined that annual grants would be more successful in tying officers' incentives to shareholder interests by creating a "price-averaging" strategy into the incentive grants to officers.

Current Executive Officer Compensation

     In General.

     Base Compensation. The Committee caused surveys of the Company's peer group of retail companies to be taken and concluded that the existing Base Compensation of a number of the Company's officers was substantially below the Committee's goal of establishing Base Compensation at the mid-range of a percentile slightly below the 50th percentile of the Company's peer group. However, the Committee did not believe it appropriate to correct that deficiency in compensation entirely in one year. Accordingly, the Committee determined to bring the Base Compensation of the Company's officers up to the target levels over three years in reasonable level increases. The adjustments in Base Compensation for all senior officers at the end of fiscal 2003 were based on that determination.

     Annual Incentive Compensation. The Committee noted that the Company's management and Board of Directors had determined to close a number of under performing stores during fiscal 2003. While those store closings were expected to provide material long-term advantages for the Company, the closings, as expected, had a material and adverse impact on the Company's earnings for fiscal 2003. As a result, the Committee determined to limit officers' annual incentive compensation to a maximum of ten percent of their base compensation for fiscal 2003.

     Specific Officers. The Committee applied the strategies and philosophies described above to specific officers as follows:

          1) Jay Stein, the Company's Chairman, had agreed to reduce his annual Base Compensation from $600,000 to $300,000 during 2001 to reflect his reduced duties. The Committee determined that his compensation should remain at the $300,000 level without increase and that no bonus would be paid to Jay Stein.

          2) Michael D. Fisher, who became the Company's President and Chief Executive Officer beginning with the current fiscal year received Base Compensation for fiscal 2003 of $560,000. The survey of peer companies indicated that his target Base Compensation level as described above should be approximately $700,000 for the current year. As the Company was in the second year of a three year program of adjusting senior officers to the mid-range of a percentile slightly below the 50th percentile of the Company's peer group, the Committee granted a $70,000 increase in Base Compensation to Mr. Fisher resulting in a Base Compensation for fiscal 2004 of $630,000. That amount was intended to reach the half-way point in the Company's goal to reach the target Base Compensation for Mr. Fisher. In view of the Company's low earnings for fiscal 2003 resulting, in part, from the store closings described above, Mr. Fisher declined any Annual Incentive Bonus for fiscal 2003 even though the Committee believed a bonus would have been appropriate due to Mr. Fisher's performance in guiding the Company through a particularly difficult retail year.

     Other officers received Base Compensation adjustments consistent with the compensation philosophy described above to reach targeted salaries at the mid-range of a percentile slightly below the 50th percentile of the Company's peer group over a three year period of which the Company was now entering the second year. Annual Incentive Bonuses were limited to ten percent of Base Compensation for those senior officers.

     Long-Term Incentive Compensation. No stock options, restricted shares or other forms of long-term incentive compensation were awarded to the executive officers by the Committee with respect to the fiscal year just ended.

CEO Compensation

     The Compensation Committee's policies with respect to the compensation of the Company's Chief Executive Officer, Michael D. Fisher, were the same as the policies applied with respect to the Company's other executive officers. In applying the compensation philosophy described above, and as indicated above, the Chief Executive Officer will be entitled to receive Annual Incentive Compensation of 35% of his Base Compensation if the Company achieves its minimum Threshold, of 70% of his Base Salary if the Company achieves its Agreed Annual Plan, and of 140% of his Base Compensation if the Company achieves superior performance as a function of its Agreed Annual Plan.

     In addition, the Company's Chief Executive Officer will be entitled to Long-Term Incentive Compensation awards in the form of stock options (2/3) and restricted share grants (1/3), with a value at the time of grant equal to that percentage of the total available options and restricted shares as the CEO's target Long-Term Incentive Compensation bears to the target Long-Term Incentive Compensation of all eligible employees. For example, it is expected that the CEO would receive approximately 26% of the total annual pool. Thus, if the Company achieves its Threshold, the Long-Term Incentive Compensation pool would be 559,440 options and 279,720 restricted shares and the CEO would receive 145,454 options and 72,727 restricted shares, all subject to vesting requirements.

Certain Tax Matters

     Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. It is possible that if the higher levels of the annual incentive compensation and the long-term incentive compensation outlined above are reached, a portion of such amounts might not be deductible.

                                       STEIN MART, INC.
                                       COMPENSATION COMMITTEE


                                       Alvin R. Carpenter, Chairman
                                       Richard L. Sisisky
                                       Martin E. Stein, Jr.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended January 31, 2004. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years indicated.



                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                     Annual Compensation                      Compensation Awards
                         -------------------------------------------     -----------------------------
Name &                                                   Other            Restricted     Securities          All
Principal                                                Annual              Stock       Underlying         Other
Position                 Year   Salary (1)    Bonus    Compensation       Awards ($)(2)   Options (#)   Compensation (3)
----------------------- ------ ------------ --------- --------------     --------------- ------------- ------------------
Jay Stein                2003      $300,000        $0        $51,373(4)          -             -                 $  8,322
Chairman of the Board    2002       300,000         0         88,163(4)          -             -                    9,931
                         2001       475,000         0         95,601(4)          -             -                    7,471

Michael D. Fisher        2003      $544,167        $0        $86,211(5)       $56,002          -                 $ 94,952
President and Chief      2002       525,000   315,000               (6)          -          200,000                69,721
Executive Officer        2001       405,000    60,000               (6)          -          215,000                68,482

Gwen K. Manto (7)
Vice Chairman and        2003      $400,520        $0               (6)       $52,502          -                 $212,292
Chief Merchandising      2002       500,000   170,000               (6)          -          100,000                65,013
Officer                  2001       475,000    50,000               (6)          -          160,000                72,146

James G. Delfs
Senior Vice President,   2003      $246,667   $25,000        $70,640(8)       $25,001          -                 $ 36,851
Finance and Chief        2002       230,000    60,000               (6)          -             -                   34,581
Financial Officer        2001       220,000    30,000               (6)          -           10,000                36,726

D. Hunt Hawkins          2003      $226,667   $23,000        $59,145(9)       $22,999          -                 $ 33,599
Senior Vice President,   2002       210,000    60,000               (6)          -             -                   31,405
Human Resources          2001       200,000    30,000               (6)          -           10,000                33,728

Michael D. Ray           2003      $210,000   $21,500        $56,806(10)      $21,501          -                 $ 33,096
Senior Vice President,   2002       185,000    70,000               (6)          -             -                   28,551
Director of Stores       2001       138,333    30,000               (6)          -           60,000                26,142
-----------------------

(1) Includes amounts deferred under the 401(k) features of the Company's Profit Sharing plan and under the Executive Deferral plan.

(2) On May 5, 2003, the Company granted restricted stock awards to certain of the named executive officers (Mr. Fisher - 10,127 shares, Ms.Manto - 9,494 shares, Mr. Delfs - 4,521 shares, Mr. Hawkins - 4,159 shares and Mr. Ray - 3,888 shares). The value for these awards is based on the closing price of $5.53 per share on May 5, 2003, the date of grant. As of January 31, 2004, the named executive officers held the following number of shares of restricted stock with the following values (based on the closing price of $10.62 per share on January 30, 2004): Mr. Fisher - 10,127 shares valued at $107,549; Mr. Delfs - 4,521 shares valued at $48,013; Mr. Hawkins - 4,159 shares valued at $44,169 and Mr. Ray - 3,888 shares valued at $41,291.

(3) The amounts shown for 2003 include a matching contribution of $4,000 for Mr. Stein, $4,058 for Mr. Fisher, $4,041 for Ms. Manto, $4,033 for Messers. Delfs and Hawkins and $4,050 for Mr. Ray to the 401(k) portion of the Profit Sharing Plan as well as matching contribution's of $87,208 for Mr. Fisher, $70,791 for Ms. Manto, $30,833 for Mr. Delfs, $28,833 for Mr. Hawkins and $28,249 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2003 is imputed income on the Executive Split Dollar plan of $4,322 for Mr. Stein, $3,686 for Mr. Fisher, $2,147 for Ms. Manto, $1,985 for Mr. Delfs, $733 for Mr. Hawkins and $797 for Mr. Ray. The amount shown for 2003 also includes $135,313 paid to Ms. Manto from her date of resignation in November 2003 through January 2004. The amounts shown for 2002 include a matching contribution of $4,500 for Mr. Stein, $4,242 for Mr. Fisher, $4,438 for Ms. Manto, $4,200 for Mr. Delfs, $4,183 for Mr. Hawkins and $3,837 for Mr. Ray to the 401(k) portion of the Profit Sharing plan, annual contributions to the Profit Sharing plan of $1,757 for Messers. Stein, Fisher, Delfs, Hawkins, Ray and Ms. Manto as well as matching contributions of $60,583 for Mr. Fisher, $56,976 for Ms. Manto, $26,917 for Mr. Delfs, $24,833 for Mr. Hawkins and $22,270 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2002 is imputed income on the Executive Split Dollar plan of $3,674 for Ms. Stein, $3,139 for Mr. Fisher, $1,842 for Ms. Manto, $1,707 for Mr. Delfs, $632 for Mr. Hawkins and $687 for Mr. Ray. The amounts shown for 2001 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Fisher, Delfs, Hawkins, Ray and Ms. Manto, additional contributions to the Profit Sharing plan of $1,451 for Mr. Stein, and $1,757 for Messers. Fisher, Delfs, Hawkins, Ray and Ms. Manto as well as matching contributions of $61,058 for Mr. Fisher, $65,650 for Ms. Manto, $30,000 for Mr. Delfs, $27,999 for Mr. Hawkins and $20,533 for Mr. Ray to the Company's Executive Deferral Plan. Also, included for 2001 is imputed income on the Executive Split Dollar plan of $2,620 for Mr. Stein, $2,267 for Mr. Fisher, $1,339 for Ms. Manto, $1,569 for Mr. Delfs, $572 for Mr. Hawkins and $452 for Mr. Ray.

(4) The amount shown for 2003 includes $25,223 medical expenses not provided to non-executive employees, $4,717 personal use of company automobile, $14,201 personal use of company airplane and $7,232 miscellaneous. The amount shown for 2002 includes $55,030 medical expenses not provided to non-executive employees, $6,194 personal use of company automobile, $20,017 personal use of company airplane and $6,922 miscellaneous. The amount shown for 2001 includes $47,403 medical benefits not provided to non-executive employees, $4,745 personal use of company automobile, $36,773 personal use of company airplane and $6,680 miscellaneous.

(5) The amount shown for 2003 includes $9,158 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $63,494 above-market earnings on deferred compensation and $2,759 miscellaneous.

(6) Excludes certain personal benefits, the total value of which was the lesser of $50,000 or ten percent of the total annual compensation and bonus for each of the named executives.

(7)  Ms. Manto resigned from the Company effective November 2003.

(8) The amount shown for 2003 includes $7,017 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $50,248 above-market earnings on deferred compensation and $2,575 miscellaneous.

(9) The amount shown for 2003 includes $5,351 medical expenses not provided to non-executive employees, $10,800 automobile allowance, $40,419 above-market earnings on deferred compensation and $2,575 miscellaneous.

(10) The amount shown for 2003 includes $3,515 medical expense not provided to non-executive employees, $10,800 automobile allowance, $39,916 above-market earnings on deferred compensation and $2,575 miscellaneous.

     Options. None of the executive officers named in the "Summary Compensation Table" received any stock options or stock appreciation rights during the year ended January 31, 2004.

     The following table sets forth information concerning stock options exercised by the named executives during the year ended January 31, 2004 and the number and value of unexercised options as of January 31, 2004 held by the named executives in the Summary Compensation Table above.



                   OPTIONS EXERCISES AND YEAR-END VALUES TABLE

                                                                                             Value of Unexercised
                            Shares                      Number of Unexercised                    In-the-Money
                           Acquired                  Options at January 31, 2004         Options at January 31, 2004
                              On        Value                    (#)                                ($)(2)
                           Exercise    Realized   ---------------------------------   ---------------------------------
Name                          (#)       ($)(1)      Exercisable     Unexercisable       Exercisable     Unexercisable
------------------------- ---------- ------------ --------------- -----------------   --------------- -----------------
Jay Stein, Chairman of                   Not                                                Not               Not
the Board                          0  Applicable             None              None      Applicable        Applicable

John H. Williams, Jr.
Vice Chairman of the                     Not
Board                              0  Applicable          600,000           100,000          $   -             $264,000

Michael D. Fisher,
President and Chief                      Not
Executive Officer                  0  Applicable          250,000           415,000          $206,624          $553,800


                                                                                             Value of Unexercised
                            Shares                      Number of Unexercised                    In-the-Money
                           Acquired                  Options at January 31, 2004         Options at January 31, 2004
                              On        Value                    (#)                                ($)(2)
                           Exercise    Realized   ---------------------------------   ---------------------------------
Name                          (#)       ($)(1)      Exercisable     Unexercisable       Exercisable     Unexercisable
------------------------- ---------- ------------ --------------- -----------------   --------------- -----------------
Gwen K. Manto,
Vice Chairman and
Chief Merchandising                                                                         Not               Not
Officer                       82,500    $258,844             None              None      Applicable        Applicable

James G. Delfs,
Senior Vice President,
Finance and Chief                        Not
Financial Officer                  0  Applicable          150,000            10,000          $244,124          $ 17,200

D. Hunt Hawkins,
Senior Vice President,
Human Resources                6,800    $  5,171          140,000            10,000          $170,424          $ 17,200

Michael D. Ray,
Senior Vice President,                   Not
Director of Stores                 0  Applicable           56,000            60,000          $ 16,470          $149,200
-------------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at January 30, 2004, multiplied by the number of shares underlying the options. The closing price on January 30, 2004 of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $10.62.

     Compensation of Directors. The outside directors receive director's fees of $18,000 per year, plus $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend in person or $750 per committee meeting attended by telephone conference. Chairpersons of the standing committees of the Board of Directors receive a retainer of $1,000 per quarter in addition to the normal Board of Directors' fees. The Company's Lead Director receives an additional $20,000 per year of compensation in recognition of the additional duties associated with that position. Outside directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, upon becoming a director, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant.

Certain   Transactions;   Compensation    Committee   Interlocks   and   Insider
Participation

     The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

     Set forth below are various transactions involving the Company and members of the Board of Directors or their related parties. The Audit Committee of the Board of Directors does not believe that the relationships and transactions described below regarding members of the Board of Directors adversely affect the performance by the members of their duties.

     Mr. Mitchell W. Legler. Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2003 were $115,500.

     Mr. Martin E. Stein, Jr. Mr. Stein is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases five locations owned by Regency Centers Corporation for approximately $1.1 million in base rent annually. The Board of Directors believes that rents paid for leased space are competitive with amounts that would be paid to a third party to lease similar space.

                          COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market(R) and The Nasdaq Stock Market(R) Retail Trades Stock Index for the last five years ended January 31, 2004. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.

                   Comparison of Cumulative Total Return Among
           Stein Mart, Inc., The Nasdaq Stock Market(R)(U.S.) Index and The Nasdaq Stock Market(R) Retail Trades Stock Index

                                                Nasdaq              Nasdaq
                    Stein Mart, Inc.            (U.S.)              Retail
                         Value                  Value                Value
     Date               To Plot                To Plot              To Plot
--------------    --------------------    -----------------    -----------------
   01/30/99              100.0                  100.0                100.0
   01/29/00               67.0                  154.0                 80.1
   02/03/01              168.7                  105.0                 61.6
   02/02/02              124.5                   76.0                 73.4
   02/01/03               75.5                   53.0                 59.7
   01/31/04              147.8                   82.4                 87.6

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     According to the timetable specified in the Audit Committee Charter, the independent certified public accountants for the Company for the upcoming fiscal year ending January 29, 2005 have not been selected. However, at this time, the Company has no reason to believe that PricewaterhouseCoopers LLP would not be willing to continue in that capacity for the fiscal year ending January 29, 2005. That firm has served as the auditor for the Company since 1983.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for the past two fiscal years:

                                             2003             2002
                                         ------------     ------------
        Audit Fees (1)                      $172,000         $146,300
        Audit-Related Fees (2)                 9,325           11,820
        Tax Fees (3)                         195,645          132,284
        All Other Fees                          -                -
                                         ------------     ------------
                                            $376,970         $290,404
                                         ============     ============

(1) Includes fees for professional services relating to the annual audit of the Company's financial statements and review of the Company's quarterly financial statements.
(2) Includes fees for professional services relating to the audit of employee benefit plans.
(3) Includes fees for professional services relating to tax compliance (preparation of returns) and tax planning (consultation on matters relating to tax accounting methods).

     The Audit Committee must pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes Act, except if:

     1. in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;
     2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
     3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

     All    audit,     audit-related    and    tax    services    provided    by
PricewaterhouseCoopers   were   pre-approved   in  accordance   with  the  Audit
Committee's guidelines.

     The   Audit    Committee    discussed   the    non-audit    services   with
PricewaterhouseCoopers LLP and determined that their provision would not impair that firm's independence.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

     Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2005 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 23, 2004. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

     If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2005 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2005 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after March 8, 2005.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended January 31, 2004 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated:  April 22, 2004

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND VOTE BY INTERNET, TELEPHONE OR MAIL. INTERNET OR TELEPHONE VOTES AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED
TO MAIL BACK YOUR PROXY CARD.                                           ---

                                    EXHIBIT A

                                STEIN MART, INC.
                             AUDIT COMMITTEE CHARTER

                              Amended April 7, 2004


     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein, Mart, Inc. (the "Audit Committee") is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements.

I.   Members

     There shall be not less than three members of the Audit Committee, one of whom shall be elected by the Board to serve as Chairperson of the Audit
Committee (the "Committee Chairperson"), and each of whom shall meet the independence and experience requirements of the NASDAQ National Market ("NASDAQ"). Thus, the members of the Audit Committee shall meet the following criteria:

     A. The members must meet the Company's Director Independence Criteria as set forth on Exhibit A hereto; and

     B. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member shall qualify as an "Audit Committee Financial Expert" under Securities & Exchange Commission ("SEC") regulations. In determining whether a member is such a financial expert, the Board of Directors will determine:

          1. Whether one member of the Audit Committee has the following attributes:

               a. an understanding of Generally Accepted Accounting Principles and financial statements;
               b. the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
               c. experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;
               d. an understanding of internal controls and procedures for financial reporting; and
               e.   an  understanding  of  audit committee functions; and

          2. Whether that person acquired such attributes through any one or more of the following:

               a. education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

               b. experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
               c. experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
               d.   other relevant experience.

          C. Each member of the Audit Committee shall also be "independent," as defined in Section 301 of the Sarbanes Act. Thus, each member may not, other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other board committee:

               1. accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company; or
               2.   be an affiliated person of the Company or any subsidiary.

II.  Appointment; Authority; Complaints

     A.   Appointment. The Board shall appoint members of the Audit Committee.

     B. Professional Advisors. The Audit Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting or other consultants to advise the Committee and/or to assist with any investigations, which the Audit Committee may wish to undertake. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. Outside Auditors. The Audit Committee shall have direct responsibility for appointment, compensation and oversight of the Company's outside auditors, including resolving disagreements between management and the auditors regarding financial reporting. The outside auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes Act, except if:

          1. in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;
          2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
          3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

     The Audit Committee shall be responsible for receiving from the outside auditors, and where the Audit Committee determines it necessary or desirable, to question the outside auditors and management about, all reports required to be made by the auditors to the Audit Committee under Section 204 of the Sarbanes Act, regarding critical accounting policies, alternative treatments of financial information discussed with management, and other material written communications between the outside auditors and management.

     D.   Complaints.

          1. Contacts. The Audit Committee shall appoint an independent person (who may be an attorney who is not otherwise engaged by the Company and who is called the "Independent Contact") to receive calls from persons who wish to make a complaint or express concern about the accounting procedures, internal controls, auditing matters and/or reporting methods of the Company (an "Accounting Complaint") and to facilitate Accounting Complaints by those wishing to maintain an anonymous status.

          2. Retention. The Independent Contact and any Audit Committee Member who receives an Accounting Complaint shall cause a report of such Accounting Complaint (the "Complaint Report") to be made to the Committee Chairperson who shall maintain a confidential file of all Complaint Reports that are made in writing and such written Complaint Reports shall be preserved for 10 years following the receipt of such Accounting Complaint.

          3. Action on Complaint. The Committee Chairperson shall review each Complaint Report to make a preliminary determination as to the probable validity of such Accounting Complaint and the Committee Chairperson is authorized to undertake such investigation as the Committee Chairperson believes warranted under the circumstances.

     E.   Disclosure Committee.

          1. Responsibility. The Company shall have a committee (the "Disclosure Committee") which is responsible for reviewing internal controls relating to financial reporting and for making certain that the appropriate questions are asked of various members of the financial department and of operations and that appropriate certificates are obtained from various individuals within those areas of responsibility in the Company to provide assurance to the Company and to the Company's Chief Financial Officer and Chief Executive Officer in connection with those parties' certification of the periodic reports of the Company's activities.

          2. Committee Members. The Disclosure Committee shall be made up of persons holding the offices of the Company's Vice President, Controller, the Company's Director of Accounting, the Company's Vice President of Internal Audit, Safety and Security, the Company's Senior Vice President, Director of Stores, the Company's Vice President of Planning and Allocation and the Company's Vice President of Information Systems.

          3. Report to Audit Committee. At least annually, the Disclosure Committee shall report to the Audit Committee on its activities and the results of its oversight of disclosure matters.

     F.   Related-Party  Transactions.  The Audit  Committee  shall  review  and approve all "related-party transactions." A transaction is a "related-party transaction" if it is a financial or contractual transaction between the Company and any Director or executive officer.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings:

     A.   a "Year-End Meeting"
     B.   a "Late-Spring Meeting"
     C.   a "Late-Summer Meeting"
     D.   a "Winter Meeting"
     E. meetings to approve each release of the Company's quarterly financial numbers.

IV.  Specific Responsibilities

The Audit Committee shall make regular reports to the Board. The Audit Committee shall undertake the following tasks generally at the times indicated:

     A.   Quarterly:

          1. Review with management and the independent auditor the Company's quarterly financial statements prior to filing of SEC Form 10-Q. Determine through questioning management and the independent auditor that the reports reflect:

               a. all material, correcting adjustments identified by the Company's independent auditor;
               b.   any off-balance sheet transactions;
               c. all SEC requirements regarding any disclosure of pro-forma information;
               d. management's assessment of disclosure controls and procedures and internal controls;
               e. in plain English, the material changes in financial condition or results of operations;

          2. Ascertain through questioning management and the independent auditor that:

               a. the independent auditors have not engaged in any prohibited consulting services for the Company such as: (i) bookkeeping and accounting, (ii) financial information systems design,
                    (iii) appraisals, valuations, fairness opinions, etc., (iv) actuarial services, (v) internal audit outsourcing, (vi) management or human resources functions, (vii) broker dealer and investment banking, or (viii) legal and expert services unrelated to audit;
               b. as part of their certification process for the Form 10-Q, the Company's Chief Executive Officer and Chief Financial
                    Officer have reported to and discussed with the Audit Committee and the auditors any: (i) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting, and (ii) fraud involving management or other employees who have a significant role in the Company's internal controls over financial reporting, as required by Section 302 of the Sarbanes Act and, beginning with the audit for fiscal 2004, the independent auditors have reported on management's assessment of internal controls including findings, evaluation of whether internal controls include proper maintenance of records, whether there is a reasonable assurance that transactions are recorded in accordance with GAAP, and description of any material weaknesses in controls; and
               c. the independent auditors have reported any material non-compliance as a result of testing.

     B.   Year-End Meeting:

          1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

          2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and take appropriate action to insure the independence of the auditor.

          5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 (which deals with the requirement that auditors report any illegal acts which they have discovered) has not been implicated.

          6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61") such as: (i) the methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements relating to the conduct of the audit.

          7. Review with the independent auditor any problems or difficulties the auditor may have encountered. Such review should include:

               a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information,
               b. any changes required in the planned scope of the internal audit, and
               c. the internal audit department responsibilities, budget and staffing.

          8. Ascertain through questioning management and the independent auditor that:

               a. all audit documents and e-mails are preserved for the period of time required by current rules of the SEC;
               b. the independent auditors report to the Committee critical accounting policies and practices used, alternative treatments within GAAP and any other material communications with management

          9. Beginning with fiscal 2004, determine that the Company's annual report includes:

               a. a statement of the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including, with respect to controls to assure that: (i) the Company's transactions are properly authorized, (ii) the Company's assets are safeguarded against unauthorized or improper use, and (iii) the Company's transactions are properly reported, and
               b. an assessment, as of the end of the Company's most recent fiscal year, of the effectiveness of those controls. Obtain from the independent auditor an attestation to, and report on management's assessment of internal controls.

          10. Approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61 (as described in section (6) above), (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statement be included in the Company's Annual Report on SEC Form 10-K.

          11. Verify that the Company's Annual Report on Form 10-K and annual meeting proxy statement filed with the Securities and Exchange Commission contain required disclosures about (i) the Committee's pre-approval policy for audit and permissible non-audit services and (ii) the fees billed to the Company by the independent auditor.

          12. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies. Determine from questioning the general counsel that he or she has maintained an open door policy encouraging all outside counsel to report any concerns about material violations of securities laws or fiduciary duties by the Company or any of its personnel.

          13. Review with independent auditor the adequacy of the Company's management information systems and the security of such systems for the purpose of producing fairly stated financial statements.

          14. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          15. Review with management actual capital expenditures compared with budget and discuss with the Disclosure Committee representative any changes in the Company's policies as to authority to approve capital expenses.

          16. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          17.  Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     C.   Late-Spring Meeting:

          1. Review any management letter provided by the independent auditor and the Company's response to that letter.

          2. Evaluate the performance of the independent auditor and appoint or replace the independent auditor, which firm is ultimately accountable to the Audit Committee.

          3. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

          4. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          5. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          6.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     D.   Late-Summer Meeting:

          1. Review the significant reports to management prepared by the internal auditing department and management's responses.

          2. Review the appointment or replacement of the senior internal auditing executive.

          3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the fees to be paid to the independent auditor.

          4. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          5. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          6. Review with management actual capital expenditures compared with budget and discuss with the Disclosure Committee representative any changes in the Company's policies as to authority to approve capital expenses.

          7.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     E.   Winter Meeting:

          1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          2.   Advise  the Board  with  respect to the  Company's  policies  and
               procedures   regarding   compliance   with  applicable  laws  and
               regulations.

          3. Review and reassess the adequacy of this Charter, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years, in accordance with SEC Rule Item 7(e) of Schedule 14A.

          4. Provide the NASDAQ with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

          5. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          6. Discuss the adequacy and effectiveness of the Company's internal controls with a representative of the Company's Disclosure Committee.

          7.   Meet  in  executive  session   individually  with  the  Company's
               independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

V.   Limitation on Duties

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

     As revised by the Audit Committee, April 7, 2004.



                                  Linda McFarland Farthing, Chairperson of Audit Committee

                                    Exhibit A
                                STEIN MART, INC.
                         Director Independence Criteria
                                  April 7, 2004


     A member of the Company's board of Directors shall be "Independent" only if such director meets all of the following (the "Stein Mart Director Independence Criteria"):

     The director shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall not be considered independent, if such director:

     1. is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company.

     2. accepts or who has a Family Member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

          a.   compensation for board or board committee service;
          b.   payments   arising  solely  from  investments  in  the  Company's
               securities;
          c. compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;
          d. benefits under a tax-qualified retirement plan, or non-discretionary compensation; or
          e. loans permitted under Section 13(k) of the Sarbanes-Oxley Act (the "Sarbanes Act").

     3. is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

     4. is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

          a.   payments   arising  solely  from  investments  in  the  Company's
               securities; or
          b.   under   non-discretionary    charitable   contribution   matching
               programs.

     5. is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

     6. is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during the past three years.

     "Family Member" is a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such person's house.

                                    EXHIBIT B

                                STEIN MART, INC.
                         COMPENSATION COMMITTEE CHARTER

                              Amended April 7, 2004


     Purpose. The Compensation Committee of the Board of Directors (the "Board") of Stein, Mart, Inc. (the "Committee") is appointed by the Board (i) to discharge the Board's responsibilities relating to compensation of the Company's directors and officers, (ii) to have overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company, and (iii) to have responsibility for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

I.   Members

     There shall be not less than three members of the Committee, one of whom shall be elected by the Board to serve as Chairman of the Committee (the "Committee Chairman"), and each of whom shall meet the independence and experience requirements of the National Association of Securities Dealers' Nasdaq Stock Market, Inc. ("Nasdaq"). Thus, the members of the Committee shall meet the following criteria:

     A. Each shall meet the Company's Director Independence Criteria as set forth on Exhibit A hereto.

     B. In addition, at least two members of the committee must qualify as "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors," as defined in Section 162(m) of the Internal Revenue Code and Treasury regulations thereunder.

II.  Appointment; Authority & Duties

     A.   Appointment. The Board shall appoint members of the Committee.

     B. Professional Advisors. The Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting, compensation or other consultants to advise the Committee and/or to assist in the evaluation of director, chief executive officer and other senior executives or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent compensation consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. General Duties. The Committee shall annually review and approve corporate goals and objectives relevant to chief executive officer and other senior executives compensation, evaluate the chief executive officer and other senior executives' performance in light of those goals and objectives, and approve the chief executive officer and other senior executives' compensation levels based on this evaluation. Senior executives shall include all officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934. In determining the long-term incentive component of chief executive officer and other senior executives compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to the chief executive officer and other senior executives at comparable companies, and the awards given to the chief executive officer and other senior executives in past years.

     D. The Committee shall annually review and have the authority to set the compensation of all directors, the chief executive officer and all other executive officers, including incentive-compensation plans and equity-based plans. The Committee shall approve all grants of options under the Company's option plans. If the Committee does not consist entirely of directors who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under Section 162(m) of the Internal Revenue Code, all awards of performance-based compensation and all grants under the Company's option plans shall be made by a subcommittee of at least two directors who meet such qualifications. The vote of at lease two directors who meet such qualifications shall be deemed the vote of a subcommittee of such directors.

     E. The Committee shall annually review and approve, for the chief executive officer and other senior executives and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

     F. The Committee shall meet in executive session to determine the compensation of the chief executive officer. The chief executive officer may be present during committee deliberations concerning the compensation of other senior executives but may not vote.

     G. The Committee may form and delegate authority to subcommittees when appropriate.

     H. The Committee shall make regular reports to the Board and shall cause an annual report of the Committee to be included in the Company's annual report to its shareholders.

     I. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

III. Committee Meetings

     The Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least one meeting each calendar quarter.

     As revised by the Committee April 7, 2004.


                              Alvin R. ("Pete") Carpenter, Chairman of Committee

                                    Exhibit A
                                STEIN MART, INC.
                         Director Independence Criteria
                                  April 7, 2004


     A member of the Company's board of Directors shall be "Independent" only if such director meets all of the following (the "Stein Mart Director Independence Criteria"):

     The director shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall not be considered independent, if such director:

     1. is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

     2. accepts or who has a Family Member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

          a.   compensation for board or board committee service;
          b.   payments   arising  solely  from  investments  in  the  Company's
               securities;
          c. compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;
          d. benefits under a tax-qualified retirement plan, or non-discretionary compensation; or
          e. loans permitted under Section 13(k) of the Sarbanes-Oxley Act (the "Sarbanes Act");

     3. is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

     4. is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

          a.   payments   arising  solely  from  investments  in  the  Company's
               securities; or
          b.   under   non-discretionary    charitable   contribution   matching
               programs.

     5. is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

     6. is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during the past three years.

     "Family Member" is a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such person's house.

                                    EXHIBIT C

                                STEIN MART, INC.
                     CORPORATE GOVERNANCE COMMITTEE CHARTER

                              Amended April 7, 2004

     Purpose. The Corporate Governance Committee of the Board of Directors (the "Board") of Stein, Mart, Inc. (the "Committee") is appointed by the Board (i) to oversee the selection of new directors, (ii) to oversee the function of the Board in its committees, and (iii) to evaluate the Board's performance as well as the relationship between the Board and the Company's management.

I.   Members

     The Committee shall be made up of all members of the Board (the "Independent Directors") who meet the independence and experience requirements of the National Association of Securities Dealers Nasdaq Stock Market, Inc. ("Nasdaq"). The Company's Lead Director shall serve as Chairman of the Committee. Thus, each of the members of the Committee shall meet the Company's Director Independence Criteria as set forth on Exhibit A hereto.

II.  Authority & Duties

     The Committee shall have the authority and duties set forth below and is hereby authorized to incur costs and to retain special legal and other consultants to advise the Committee in the performance of its functions:

     General Duties.

     1. Nominations Process. The Committee shall be responsible for the nominations process relating to the Company's directors including (i) leading the search for individuals qualified to become members of the Board, and (ii) selecting of director nominees to be submitted to the full Board for selection for shareholder approval at annual meetings. The Committee shall also have the authority to nominate for Board Approval directors to fill seats of any vacancies on the Board between the time such vacancies are created and the next annual meeting of the Company's shareholders.

     2. Committee Structure. The Committee shall review the structure of the standing committees of the Board, make recommendations to the full Board as to recommended changes in such structure and as to changes in the charters of each of those standing committees.

     3. Code of Ethics. The Committee will have the authority to adopt, for the Company, a code of ethics applicable to all directors, officers, managers and employees of the Company and will determine that a copy of such code is publicly available.

     4. Evaluation. The Committee will have the authority to develop and recommend to the full Board of Directors for its approval, a self-evaluation process for the Board and its committees and to oversee those self-evaluations.

     5. Delegation. The Committee will have the authority to delegate any of its responsibilities to such sub-committees as the Committee may deem appropriate from time to time in its sole discretion.

     6. Reports. The Committee shall report its actions and recommendations to the full Board either at the next meeting of the full Board or by circulating minutes of the Corporate Governance Committee's meetings.

     7. Charter. The Committee shall annually review the adequacy of this Charter and recommend any changes to this Charter.

III. Role of Lead Director

     The Corporate Governance Committee shall have the authority to designate from time to time, a member of the Corporate Governance Committee as the "Lead Director".

     Duties of Lead Director. The Lead Director shall have the following duties:

     1.   To serve as Chairman of the Corporate Governance Committee.

     2. To set the agenda for the Corporate Governance Committee and to work with the Chairman of the Board in setting the agenda for each meeting of the Board of Directors.

     3. To communicate with other members of the Board from time to time to develop agenda items for meetings of the Board and for Committees of the Board.

     4. To recommend to the Corporate Governance Committee, the make-up of Committee members and rotation of such members.

     5. To be a principal liaison between the Board and management and to increase the flow of information between members of the Board and management.

     6. To act as a moderator during executive sessions of the Independent Directors.

IV.  Committee Meetings

     The Committee shall hold meetings at such times and places as it shall deem necessary, but shall hold at least two meetings each calendar year at which only members of the Committee are present. The Lead Director, as Chairman of the Corporate Governance Committee, shall have the authority to call a meeting of the Committee at such times as the Lead Director believes appropriate.

     As approved by the Board of Directors April 7, 2004.


                                           Michael D. Rose, Lead Director

                                    Exhibit A
                                STEIN MART, INC.
                         Director Independence Criteria
                                  April 7, 2004

     A member of the Company's board of Directors shall be "Independent" only if such director meets all of the following (the "Stein Mart Director Independence Criteria"):

     The director shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall not be considered independent, if such director:

          1. is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

          2. accepts or who has a Family Member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

               a.   compensation for board or board committee service;
               b. payments arising solely from investments in the Company's securities;
               c. compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;
               d. benefits under a tax-qualified retirement plan, or non-discretionary compensation; or
               e. loans permitted under Section 13(k) of the Sarbanes-Oxley Act (the "Sarbanes Act");

          3. is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

          4. is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

               a. payments arising solely from investments in the Company's securities; or
               b. under non-discretionary charitable contribution matching programs.

          5. is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

          6. is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during the past three years.

     "Family Member" is a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such person's house.



This Proxy when properly executed will be voted in the manner directed herein by                           Please
the undersigned shareholder.  If no direction is made, this proxy will be voted                            Mark Here
FOR Proposal 1. The Board of Directors recommends a vote FOR Item 1.                                       for Address  [ ]
                                                                                                           Change or
                                                                                                           Comments
                                                                                                           SEE REVERSE SIDE



1. Election of Directors as recommended in the Proxy Statement:                   2.  Should  any  other  matters  requiring a  vote
                                                                                      of  the shareholders arise,  the named Proxies
      FOR all nominees listed               WITHHOLD AUTHORITY                        (see reverse) are authorized  to vote the same
 (except as marked to the contrary)   to vote for all nominees listed                 in  accordance  with  their  best  judgment in
                                                                                      the  interest  of the  Company.  The Board  of
                [ ]                                 [ ]                               Directors is not aware of any matter which  is
                                                                                      to be presented  for  action  at  the  meeting
   Nominees:                                                                          other  than  the matters set forth herein.
   01 Alvin R. Carpenter, 02 Linda McFarland Farthing, 03 Michael D. Fisher,
   04 Mitchell W. Legler, 05 Michael D. Rose, 06 Richard L. Sisisky,
   07 Jay Stein, 08 Martin E. Stein, Jr., 09 J. Wayne Weaver,
   10 John H. Williams, Jr., and 11 James H. Winston.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
_____________________________________________________________________________









Signature________________________________________________Signature________________________________________________Date______________
Please  insert  the date and sign your name  exactly as it  appears  hereon.  If shares  are held  jointly  each  joint owner should sign. Executors,  administrators,  trustees,  guardians,  etc.,  should  so  indicate when  signing. Corporations  should sign  full corporate  name by an  authorized  officer.  Partnership  should sign partnership  name by an  authorized  Partner.  Unless the date has been inserted below this  proxy  shall be deemed to be dated for all  purposes  as of the date appearing on the  postmark on the envelope in which it is  enclosed.  In  such  a  case  the  Proxies  named  (see  reverse)  are  authorized  to insert  the date  in accordance with these instructions.



                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------------------        ---------------------------------------        --------------------------------------
               Internet                                      Telephone                                         Mail
      http://www.eproxy.com/smrt                           1-800-435-6710                              Mark, sign and date
Use the Internet to vote your proxy.           Use   any  touch-tone  telephone  to                      your proxy card
Have  your proxy  card  in hand when           vote  your  proxy.  Have  your proxy                            and
you access the web site.                  OR   card in hand when you call.               OR              return it in the
                                                                                                      enclosed postage-paid
                                                                                                             envelope.
---------------------------------------        ---------------------------------------        --------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 8, 2004

     The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 8, 2004 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)


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    Address Change/Comments (Mark the corresponding box on the reverse side)
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